Exhibit 15

Mexico City, November 8, 2005

Securities and Exchange Commission

450 Fifth Street, NW

Washington D.C., 20549

Commissioner,

We are aware that our report dated October 14, 2005 on our review of interim financial information of Southern Copper Corporation for the three and nine-month periods ended September 30, 2005 and 2004 and included in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2005 is incorporated by reference in its Registration Statement No. 333-129287 dated October 28, 2005 on Form S-4.

Yours very truly,

PRICEWATERHOUSECOOPERS

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